UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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J.P. Morgan Fleming Mutual Fund Group, Inc.

J.P. Morgan Funds

J.P. Morgan Institutional Funds

J.P. Morgan Mutual Fund Group

J.P. Morgan Mutual Fund Investment Trust

J.P. Morgan Mutual Fund Select Group

J.P. Morgan Mutual Fund Select Trust

J.P. Morgan Mutual Fund Series

J.P. Morgan Mutual Fund Trust

J.P. Morgan Series Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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JPMorgan Funds

522 Fifth Avenue

New York NY 10036

Dear Shareholder:

Several weeks ago we mailed proxy material to shareholders of JPMorgan Funds regarding the upcoming Special Meeting of Shareholders scheduled for Thursday, January 20, 2005. At this time, the Funds’ records indicate that you have not yet cast your vote for the matters set forth in the proxy material. It is extremely important to vote your shares no matter the size of your investment.

The purpose of the meeting is to seek approval for a number of initiatives that the Trustees of JPMorgan have recently undertaken. These initiatives, as outlined on the enclosed proxy card, follow the July 1, 2004 merger of Bank One Corporation, the former parent of Banc One Investment Advisors Corporation, into JPMorgan Chase & Co. the parent of J.P. Morgan Investment Management.

The Board of Trustees of the JPMorgan Funds and the Board of Trustees of the One Group Funds approved these initiatives. They are designed to integrate the operations of the two fund families, streamline the operations and product offerings of the two fund complexes and take advantage of potential economies of scale that may result. Please see the proxy material previously mailed to you for additional information about the proposed initiatives to be voted upon for the meeting.

For your convenience we have set up three methods to cast your vote.

1.	Vote by Telephone. You may cast your vote by telephone by calling our toll-free proxy line (800) 762-8415. Our representatives are available to record your vote Monday through Friday from 9:00 a.m. to 10:00 p.m. Eastern Time.
2.	Vote Through the Internet. You may cast your vote by logging into the Internet address located on your proxy card and following the instructions on the website.
3.	Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card in the postage-paid return envelope provided. If possible, please try to use the telephone or Internet voting option so that your vote will be updated instantaneously.

PLEASE VOTE YOUR SHARES TODAY

If you should have any questions regarding the meeting proposals or the execution of your vote, please call 1-800-762-8415. If we still have not received your vote as we move closer to the shareholder meeting, you may receive phone call encouraging you to vote your shares.

Thank you for your time and consideration.

Sincerely,

George C.W. Gatch

President

JPMorgan Funds are distributed by JPMorgan Fund Distributors, Inc. One Group Mutual Funds are distributed by One Group Dealer Services, Inc., which is a subsidiary of JPMorgan Chase & Co. Affiliates of JPMorgan Chase & Co. receive fees for providing various services to the fund.

© Copyright 2004 JPMorgan Chase & Co.